EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the securities of Information Services Group, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of September 3, 2010.

TCS CAPITAL II, L.P.
By:	TCS Capital GP, LLC, general partner

By:	/s/ Eric Semler
Name:	Eric Semler
Title:	Managing Member

TCS CAPITAL INVESTMENTS, L.P.
By:	TCS Capital GP, LLC, general partner

By:	/s/ Eric Semler
Name:	Eric Semler
Title:	Managing Member

TCS CAPITAL GP, LLC
By:	/s/ Eric Semler
Name:	Eric Semler
Title:	Managing Member

ERIC SEMLER
By:	/s/ Eric Semler

Annex A

Transaction			Number of Shares	Price Per
Date	Settlement Date	Buy/(Sell)	(Security)	Share (US$)
2010-08-26	2010-08-31	Buy	23,000	1.45
2010-08-27	2010-09-01	Buy	19,000	1.44
2010-08-30	2010-09-02	Buy	15,000	1.53